Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2024, relating to the consolidated financial statements of Nephros, Inc. (the “Company”) as of and for the years ended December 31, 2023, and 2022, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

May 10, 2024